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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)
                               December 18, 1997



                            RALLY'S HAMBURGERS, INC..
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               (Exact Name of Registrant as specified in Charter)




 Delaware                       0-17980                            62-1210077
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(State or other              (Commission                        (IRS Employer
jurisdiction of              File Number)                       Identification
incorporation)                                                  Number)



               10002 Shelbyville Road, Louisville, Kentucky 40223
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              (Address of principal executive offices) (Zip Code)


                                 (502) 245-8900
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              (Registrant's telephone number, including area code)


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         (Former name or former address, if changed since last report)



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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

       On December 18, 1997, Rally's Hamburgers, Inc., a Delaware corporation ("Rally's"), acquired approximately 19 million shares (the "Checkers Shares") of the common stock, $.001 par value per share (the "Checkers Common Stock"), of Checkers Drive-In Restaurants, Inc., a Delaware corporation ("Checkers"), pursuant to that certain Exchange Agreement, dated as of December 8, 1997 (the "Exchange Agreement"), between Rally's, CKE Restaurants, Inc. ("CKE"), Fidelity National Financial, Inc. ("Fidelity"), GIANT GROUP, LTD. ("GIANT") and the other parties named in Exhibit A to the Exchange Agreement. CKE, Fidelity and GIANT beneficially owned 4,528,015 shares, 2,009,788 shares and 3,136,849 shares, respectively, of Rally's Common Stock prior to the consummation of the Exchange Agreement, approximately 22%, 9.8% and 15.2% of the then outstanding shares of Rally's Common Stock. In addition, Terry Christensen, William Foley, II, David Gotterer, Andrew Puzder, Burt Sugarman and C. Thomas Thompson, who are Directors of Rally's, are parties to the Exchange Agreement. Mary Hart Sugarman, AJ Sugarman and Al Sugarman, who are also parties to the Exchange Agreement, are related to Burt Sugarman. The Exchange Agreement is being filed as Exhibit A to this Current Report on Form 8-K (the "Form 8-K") and is incorporated herein by this reference.

       In consideration of the acquisition of the Checkers Shares, Rally's issued 3,909,336 shares of its common stock, $.10 par value per share (the "Rally's Common Stock"), and 45,667 shares of its Series A Participating Preferred Stock, $.10 par value per share (the "Rally's Preferred Stock"), the terms of which are set forth in Exhibit B to the Exchange Agreement. The Rally's Preferred Stock will be converted into 4,566,700 shares of Rally's Common Stock upon approval of such conversion by Rally's stockholders. The exchange ratio used to determine the number of shares of Rally's Common Stock (including the shares to be issued upon conversion of the Rally's Preferred Stock) to be issued pursuant to the Exchange Agreement was based upon the average closing price of the Checkers Common Stock and the Rally's Common Stock for the five trading days preceding the public announcement of the proposed exchange on September 22, 1997.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

       (a) & (b) Any financial statements required to be filed pursuant hereto will be filed with an amendment to this Form 8-K on or prior to March 3, 1998.

       (c) Exhibits.

              Exhibit A -- Exchange Agreement, dated as of December 8, 1997, between Rally's, CKE, Fidelity, GIANT and the other parties named in Exhibit A thereto (incorporated by reference to Exhibit A to Rally's Statement on Schedule 13D, dated December 18, 1997, with respect to Checkers Common Stock).



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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         RALLY'S HAMBURGERS, INC.




December 31, 1997                        By: /s/ James T. Holder
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     (Date)                                    James T. Holder
                                               Vice President